May 1, 2003

Dear Shareholder:

We thank you for sending in your proxy card for the Annual Shareholder's Meeting to be held on May 29, 2003.

Your card was received, but it was not signed. Therefore, we are returning the card you sent to us, so you may sign it and return it in the reply envelope provided. You may also vote by toll free telephone or the internet. Simply follow the enclosed instructions.

We thank you for your interest in Inland Retail Real Estate Investment Trust, Inc.

If you have any questions regarding this vote, please feel free to contact our proxy solicitor, Morrow & Co., Inc. at (800) 607-0088.

  Sincerely,

  INLAND RETAIL REAL ESTATE TRUST, INC.

  /s/ Robert D. Parks

  Robert D. Parks

  Chairman

  /sdv